CONSENT AGREEMENT
July 21, 2020
BlackBerry Limited
2200 University Avenue East
Waterloo, Ontario N2K 0A7
Canada
Dear Sirs/Madams:
Re: Consent Agreement with respect to the Amendment of 3.75% Convertible Unsecured Debentures due November 13, 2020 (CUSIP C10268AC1 / ISIN CAC10268AC17; CUSIP 09228FAE3 / ISIN CA09228FAE30; CUSIP 09228FAF0 / ISIN US09228FAF09)
The undersigned understands that BlackBerry Limited (the “Company”) wishes to amend that certain trust indenture dated as of September 7, 2016 (the “Indenture”) among the Company, as issuer, BlackBerry Corporation, BlackBerry UK Limited, BlackBerry Singapore Pte. Limited, Good Technology Corporation and QNX Software Systems Limited as guarantors and BNY Trust Company of Canada (the “Trustee”) providing for the issuance of US$605,000,000 aggregate principal amount of 3.75% Convertible Unsecured Debentures due November 13, 2020 (the “Debentures”).
The undersigned exercises sole investment management control or direction over US$500,000,000 aggregate principal amount of Debentures as set forth on Schedule “A”, representing 82.64% of the issued and outstanding Debentures. The undersigned is authorized to enter into this letter agreement and to perform or to cause the performance of its obligations hereunder.
All capitalized terms used but not otherwise defined herein shall have the respective meaning ascribed to them in the Indenture.
The undersigned hereby agrees, in its capacity as the investment manager that exercises control or direction over Debentures beneficially owned by various affiliates of Fairfax Financial Holdings Limited, from the date hereof until the date the Indenture is amended in accordance with its terms:
i.to vote or to cause to be voted the Debentures over which control or direction is exercised, by each of the holders listed on Schedule “A” (the “Holder Securities”), in favour of the amendments to the Indenture in order to provide for an earlier redemption of the Debentures (the “Amendments”) and any other matter necessary for the completion of the Amendments (including in favour of all related matters recommended by management and/or the board of directors of the Company in connection with the transactions contemplated herein);

ii.to execute and deliver such consents, authorizations, proxies and other documents requested by the Company as necessary to give effect to the Amendments and to cause its agents to do the same (including, for greater certainty, directing the participant in CDS Clearing and Depository Services Inc. (“CDS”) and in The Depository Trust Company (“DTC”) through which it holds the Debentures to provide to CDS and DTC instructions in the form attached as Schedule “C” and to be mutually agreed directing the Trustee to give effect to the Extraordinary Resolution described therein), which consents, authorizations, proxies and other documents will be executed no later than August 21, 2020;
iii.to not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay, impede or interfere with the completion of, the Amendments;
iv.to not (i) assist any person, entity or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Company in connection with the transactions contemplated hereby or the Amendments or (ii) act jointly or in concert with others for the purpose of opposing or competing in connection with the transactions contemplated hereby or the Amendments;
v.except as required pursuant to this letter agreement (including to give effect to clause (a) above), to not grant or agree to grant any proxy or other right to vote the Holder Securities or enter into any voting trust or pooling agreement or arrangement in respect of the Holder Securities or enter into or subject any of the Holder Securities to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting or tendering thereof in connection with the Amendments;
vi.to subscribe for US$500,000,000 aggregate principal amount of a new series of debentures having the terms as set forth in Schedule “B” attached hereto (together with the Amendments, the “Transaction”); and
vii.to not option, transfer, sell, gift, pledge, hypothecate, encumber or otherwise dispose of any of the Holder Securities or enter into any agreement, arrangement or understanding in connection therewith.
Each of the undersigned and the Company agree that the transactions contemplated hereby are conditional upon the Company securing support for the Extraordinary Resolution from holders of 85% of the outstanding principal amount of the Debentures, and the Company shall not be required to take any steps hereunder absent agreements confirming such support.
From the closing of the Transaction and for six months thereafter, Fairfax Financial Holdings Limited, its subsidiaries and controlled affiliates (collectively, “Fairfax”) shall not, directly or indirectly and whether alone or by acting jointly or in concert with any other person, in any manner, without the prior written consent of the board of directors of the Company: (i)

acquire or offer to acquire (whether publicly or otherwise) by any means whatsoever beneficial ownership of any common shares of the Company (the “Common Shares”), (ii) without limiting clause (i) above, acquire or offer to acquire (whether publicly or otherwise) by any means whatsoever beneficial ownership of any securities of the Company if, following any such acquisition, Fairfax would, directly or indirectly, together with their joint actors, beneficially own more than 19.99% of the outstanding Common Shares (assuming, for this purpose, the conversion into, or exchange or exercise for, Common Shares of all securities beneficially owned by Fairfax and their joint actors that are convertible into, or exchangeable or exercisable for, Common Shares), (iii) propose or seek to effect (whether publicly or otherwise) any merger, business combination, tender offer, exchange offer, take-over bid, statutory arrangement, material asset purchase transaction or other change of control, business combination or business disposition transaction involving the Company, its shareholders (in their capacity as shareholders of the Company) or its securities, (iv) effect, conduct or participate in any solicitation of proxies with respect to any securities of the Company (other than any solicitation of proxies conducted by management of the Company), it being recognized that Fairfax shall, however, be entitled to vote their Common Shares in their sole discretion, (v) otherwise attempt to control the management or board of directors of the Company, (vi) make any public announcement or disclosure regarding an intention to do any action restricted by any of the foregoing, or (vii) advise, assist, encourage or act as a financing source for or otherwise join with or invest in any other person in connection with any action restricted by any of the foregoing, in each case without the prior written consent of the Company. Notwithstanding the foregoing, this paragraph shall not apply to Fairfax following the public announcement of or public disclosure of (a) the commencement of a takeover bid which if completed would result in the acquisition of a majority of any class of outstanding voting securities of the undersigned by any person or group of persons (other than Fairfax) and which the Company has recommended or agreed to recommend or support, or (b) the undersigned’s entry into an agreement for the acquisition by a third party of a majority of the voting securities or assets of the undersigned.
Each of the undersigned further acknowledges and agrees that the transactions contemplated hereby are subject to the approval of the Toronto Stock Exchange (the “TSX”) and The New York Stock Exchange (the “NYSE”), and no shareholder approval of such transactions is to be obtained in accordance with the requirements of the TSX and the NYSE.
Each of the undersigned hereby represents and warrants that this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against each of the undersigned in accordance with its terms, and the performance by each of the undersigned of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which such undersigned will be a party and by which such undersigned will be bound at the time of such performance.
This letter agreement shall terminate and be of no further force and effect upon the earlier of (a) the effective date of the Amendments, and (b) September 4, 2020.

The terms of this letter agreement shall remain confidential and no party shall disclose the terms or existence of this letter agreement to any person except that the Company shall be permitted to disclose the agreement in order to comply with applicable Canadian and U.S. securities laws.
This letter agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the Ontario courts situated in the City of Toronto and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. This letter agreement may be executed in any number of counterparts (including counterparts by PDF, facsimile or electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument.
If the foregoing is in accordance with the Company’s understanding and is agreed to by the Company, please signify the Company’s acceptance by the execution of the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Company and return the same to each of the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Company and each of the undersigned.
[Remainder of page left intentionally blank. Signature page follows.]

Yours truly,

Hamblin Watsa Investment Counsel Ltd.

By:	/s/ Peter Clarke
Name: Peter Clarke Title: Chief Risk Officer

Accepted and agreed on this 22nd day of July, 2020.

BLACKBERRY LIMITED

By:	/s/ Randall Cook
Name: Randall Cook
Title: CLO

Schedule “A”
Ownership of Debentures

Portfolio Legal Name	Convert Units	% Ownership
TIG Insurance (Barbados) Limited	5,000,000	0.83%
TIG Insurance (Barbados) Limited	20,500,000	3.39%
United States Fire Insurance Company	15,000,000	2.48%
The North River Insurance Company	39,500,000	6.53%
Allied World Insurance Company	15,379,000	2.54%
Allied World Specialty Insurance Company	13,073,000	2.16%
Odyssey Reinsurance Company	8,000,000	1.32%
Odyssey Reinsurance Company	79,800,000	13.19%
Odyssey Reinsurance Company	5,665,000	0.94%
Greystone Insurance Company	10,000,000	1.65%
Hudson Insurance Company	16,840,000	2.78%
Odyssey Group Holdings, Inc.	48,243,000	7.97%
CRC Reinsurance Limited	7,431,000	1.23%
CRC Reinsurance Limited	4,693,000	0.78%
CRC Reinsurance Limited	570,000	0.09%
CRC Reinsurance Limited	810,000	0.13%
CRC Reinsurance Limited	714,000	0.12%
CRC Reinsurance Limited	238,000	0.04%
CRC Reinsurance Limited	756,000	0.12%
Connemara Reinsurance Company Ltd.	1,455,000	0.24%
TIG Insurance (Barbados) Limited	8,000,000	1.32%
RiverStone Insurance (UK) Limited	20,000,000	3.31%
Federated Insurance Company of Canada	14,000,000	2.31%
Northbridge General Insurance Corporation	70,250,000	11.61%
Odyssey Reinsurance Company	19,274,000	3.19%
Odyssey Group Holdings, Inc.	56,809,000	9.39%
Trustees of Newline Syndicate 1218	8,000,000	1.32%
Fairfax Financial Holdings Master Trust Fund 8901	10,000,000	1.65%
Total	500,000,000	82.64%
Total Outstanding	605,000,000

Schedule “B”
TERMS OF NEW DEBENTURES

	Existing Debentures	Amended Existing Debentures
Maturity Date:	November 13, 2020, unless earlier converted.	November 23, 2023, unless earlier converted.
Interest Rate:	3.75% per annum.	1.75% per annum.
Conversion Price:	US$10.00 per Common Share, subject to adjustment.	US$6.00 per Common Share, subject to adjustment.

Schedule “C”
CDS and DTC Instructions